UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
July 09, 2009
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-23.1
EX-99.1

Item 8.01 Other Events
          Finisar Corporation (the “Company”) is filing this Current Report on Form 8-K to update the consolidated financial statements included within Item 8 of Part II of the Company’s Annual Report on Form 10-K for the year ended April 30, 2008, filed with the Securities and Exchange Commission on June 30, 2008 (the “2008 Form 10-K”). These sections of the 2008 Form 10-K are being updated to reflect the fact that, as previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended November 2, 2008, on August 4, 2008, the first day of the Company’s second quarter of fiscal 2009, the Company changed its method of accounting for third-party costs related to applying for patents on its technologies to expensing such costs as incurred from capitalizing such amounts and amortizing them on a straight-line basis over the estimated economic life of the underlying technology. The patent-related costs previously capitalized and amortized consist solely of legal fees for patent applications and other direct costs incurred in obtaining patents on its internally generated technologies. The Company believes the new practice is more appropriate since the costs it has historically capitalized represent only a portion of the total costs incurred to develop the underlying technologies and bear no relationship to the fair value of those technologies as do the carrying value of technologies acquired in business combinations. The Company also believes the new practice is consistent with predominant industry practice. The new method also is consistent with the historical practice of Optium Corporation which was merged with a wholly-owned subsidiary of the Company on August 29, 2008. Consistent with FASB Statement No. 154, Accounting Changes and Error Corrections, the Company’s fiscal 2008 consolidated financial statements have been adjusted to reflect the period-specific effects of applying the new method.
     As a result of the change in accounting method, the Company’s accumulated deficit as of May 1, 2005 increased by $9.0 million to $1,276.7 million. The change in accounting practice decreased the Company’s consolidated net loss for fiscal 2008 by $1.9 million and increased the Company’s consolidated net losses for fiscal 2007 and fiscal 2006 by $3.5 million and $2.6 million, respectively.
     The following tables summarize the impact of the change in accounting for patent-related costs on the Company’s consolidated balance sheet as of April 30, 2008 and April 30, 2007 and its consolidated statements of operations and consolidated cash flows for fiscal 2008, 2007 and 2006. Only the line items affected by the change in accounting are reflected in the tables below:
CONSOLIDATED BALANCE SHEET

	April 30, 2008		April 30, 2007
	As originally		As originally
	reported	As adjusted	reported	As adjusted
Other intangible assets, net	$17,183	$3,899	$20,807	$5,647
Total assets	493,487	480,203	548,190	533,030
Accumulated deficit	(1,431,556)	(1,444,840)	(1,355,122)	(1,370,282)
Total stockholders’ equity	121,967	108,683	185,671	170,511
Total liabilities and stockholders’ equity	493,487	480,203	548,190	533,030
CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended April 30,
	2008		2007		2006
	As originally		As originally		As originally
	reported	As adjusted	reported	As adjusted	reported	As adjusted
General and administrative expense	$40,259	$43,710	$35,641	$39,150	$30,864	$33,467
Impairment of goodwill and intangible assets	45,433	40,106	—	—	—	—
Total operating expenses	203,990	202,114	$143,906	147,415	123,231	125,834
Loss from operations	(62,472)	(60,596)	$(1,632)	(5,141)	(27,648)	(30,251)
Loss before income taxes	(74,201)	(72,325)	(43,802)	(47,311)	(30,662)	(33,265
Net loss	(76,434)	(74,558)	(45,399)	(48,908)	(33,029)	(35,632)
Net loss per share – basic and diluted	(0.25)	(0.24)	(0.15)	(0.16)	(0.11)	(0.12)

2

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended April 30,
	2008		2007		2006
	As originally		As originally		As originally
	reported	As adjusted	reported	As adjusted	reported	As adjusted
Operating Activities:
Net loss	$(76,434)	$(74,558)	$(45,399)	$(48,908)	$(33,029)	$(35,632)
Depreciation and amortization	27,728	25,377	26,893	25,047	33,467	31,508
Impairment of goodwill and intangible assets	45,433	40,106	—	—	853	853
Other accrued liabilities	7,935	9,021	407	113	506	596
Net cash provided by operating activities	39,337	34,621	34,660	29,011	2,919	(1,553)
Investing activities :
Purchase of intangible assets	(4,716)	—	(5,649)	—	(4,472)	—
Net cash provided by investing activities	259	4,975	(43,691)	(38,042)	8,355	12,827
          The updated Item 8 for the 2008 Form 10-K is being filed as Exhibit 99.1 to this Current Report on Form 8-K, and is hereby incorporated by reference herein. No Items of the 2008 Form 10-K other than Item 8 are being updated by this filing. Information in the 2008 Form 10-K is generally stated as of April 30, 2008 and this filing does not reflect any subsequent information or events other than the updates described above. Without limitation of the foregoing, this filing does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2008 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management, other than the matters described above. More current information is contained in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended August 3, 2008, November 2, 2008 and February 1, 2009 and other filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the 2008 Form 10-K and such Quarterly Reports on Form 10-Q and other filings. The Quarterly Reports on Form 10-Q and other filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred since the filing of the 2008 Form 10-K.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99.1	Item 8 — Financial Statements and Supplementary Data (Updated)

3

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 09, 2009

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99.1	Item 8 — Financial Statements and Supplementary Data (Updated)